Exhibit 10.12

RECORDING REQUESTED
BY AND WHEN
RECORDED RETURN TO:

Alison D. Waterson, Esq.
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309

ASSIGNMENT OF LEASES

DEFINED TERMS

Execution Date: December 1, 2016

Loan: A first mortgage loan in an amount of $51,000,000.00 from Assignee to Assignor

Assignor & Address:	BR Roswell, LLC, a Delaware limited liability company
c/o Bluerock Real Estate, LLC
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attention: Michael Konig and Jordan Ruddy

with a copy to:

Kaplan Voekler Cunningham & Frank PLC
1401 East Cary Street
Richmond, Virginia 23219
Attention: S. Edward Flanagan, Esq.

Assignee & Address:	MetLife HCMJV 1 REIT, LLC,
a Delaware limited liability company
c/o MetLife Real Estate Investors
One Alliance Center
3500 Lenox Road NE, Suite 1800
Atlanta, GA 30326
Attention: Officer in Charge
Re: Roswell City Walk Apartments

and:	MetLife HCMJV 1 REIT, LLC
c/o MetLife Real Estate Investors
One Alliance Center
3500 Lenox Road NE, Suite 1800
Atlanta, GA 30326
Attention: Regional Associate General Counsel
Re: Roswell City Walk Apartments

and:	MetLife HCMJV 1 REIT, LLC
c/o MetLife Investment Advisors, LLC
One MetLife Way
Whippany, NJ 07981-1449
Attention: Associate General Counsel – MIM Unit
Investments Law
Re: Roswell City Walk Apartments

Note: A Promissory Note dated as of the Execution Date executed by Assignor in favor of Assignee in the amount of the Loan.
Security Instrument: A Deed to Secure Debt, Security Agreement and Fixture Filing dated as of the Execution Date, granted by Assignor to Assignee securing repayment of the Note. The Security Instrument will be recorded in the records of the County in which the Property is located.
Loan Agreement: A Loan Agreement dated as of the Execution Date by and between Assignor and Assignee.

THIS ASSIGNMENT OF LEASES (this “Agreement”) is entered into by Assignor as of the Execution Date in favor of Assignee and affects the Property as hereinafter described. Certain terms used in this Agreement are defined in the Defined Terms above. Capitalized terms used and not otherwise defined herein shall have the definitions set forth in the Loan Agreement.

RECITALS

A.           Pursuant to the Loan Agreement, Assignee has loaned or will loan to Assignor the Loan which is evidenced by the Note and includes all extensions, renewals, modifications and amendments. The payment of the Note is secured by the Security Instrument which encumbers Assignor’s interest in the real property described in Exhibit A attached to this Agreement (the “Land”) and Assignor’s interest in the improvements and personal property and equipment situated on the Land (the “Improvements”) (collectively, the “Property”); and

2	ASSIGNMENT OF LEASES

B.           In accordance with the terms set forth herein, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to all leases and all other agreements for possession of all or any portion of the Property, including all of the same now or hereafter existing, and all extensions, modifications, amendments, expansions and renewals of any of the same and all guaranties of any obligations under any of the foregoing, including all modifications and amendments to such guaranties. The documents described in this Recital B are collectively referred to as the “Leases”.

In consideration of the Recitals and for good and valuable consideration, Assignor agrees with Assignee and its successors and assigns as follows:

Section 1.          Payment of Note. Assignor desires to secure (a) the timely payment of the principal of and interest on the Note and all other indebtedness secured by the Security Instrument; and (b) the full compliance with the terms, conditions, covenants and agreements contained in the Note, the Loan Agreement, the Security Instrument and the other documents executed by Assignor in connection with the Loan.

Section 2.          Present and Absolute Assignment of Leases, Rents and Profits. Assignor absolutely, presently and unconditionally grants, assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Leases. This grant includes without limitation all of the following (the “Income”): (a) all rent payable under the Leases; (b) all of Assignor’s right, title and interest in and to tenant security deposits held by Assignor pursuant to the Leases; (c) all additional rent payable under the Leases; (d) all proceeds of insurance payable to Assignor under the Leases and all awards and payments on account of any taking or condemnation; (e) all claims, damages and other amounts payable to Assignor in the event of a default under or termination of any of the Leases, including without limitation all of Assignor’s claims to the payment of damages arising from any rejection by a tenant of any Lease under the Bankruptcy Code as amended from time to time, and (f) all other items included in the definition of Rents and Profits under the Loan Agreement.

Section 3.          Specific Covenants of Assignor. Assignor covenants and agrees:

(a)          No action by Assignee shall release Assignor from its obligations under this Agreement. Assignor irrevocably appoints Assignee its true and lawful attorney to exercise its rights under this Agreement pursuant to the terms hereof, which appointment is coupled with an interest.

(b)          If a petition under the Bankruptcy Code shall be filed by or against Assignor and Assignor, as landlord, shall determine to reject any Lease pursuant to Section 365(a) of the Bankruptcy Code, then Assignee shall have the right, but not the obligation, to demand that Assignor assume and then assign the Lease and Assignor’s interest as landlord to Assignee and that Assignor shall provide adequate assurance of future performance under the Lease, in which case Assignor shall comply with such demands.

3	ASSIGNMENT OF LEASES

(c)          Assignee’s rights under this Agreement may be exercised either independently of or concurrently with any other right in this Agreement, the Loan Agreement, the Security Instrument or in any other document securing the Note. No action taken by Assignee under this Agreement shall cure or waive any default nor affect any notice under the Loan Agreement or the Security Instrument.

Section 4.          Confirmation of Assignment. Assignor covenants and agrees, upon demand, to confirm in writing the assignment to Assignee of all present and future Leases upon the terms set forth in this Agreement. Notwithstanding the preceding sentence, the terms and provisions of this Agreement shall apply automatically to any Leases entered into after the Execution Date.

Section 5.          Representations and Warranties. Assignor makes the following representations and warranties to Assignee: (a) Assignor has not executed any currently effective prior assignment of its right, title and interest in the Leases or the Income, and (b) Assignor has not done any act which might prevent Assignee from exercising its rights under this Agreement.

Section 6.          License to Collect Monies Until Event of Default. So long as no Event of Default (as defined in the Loan Agreement) exists, Assignor shall have a license to (a) receive and use all Income and (b) enforce the terms of the Leases, all being subject to compliance with the Loan Documents. This license shall be terminable at the sole option of Assignee, without regard to the adequacy of its security under this Agreement or under the Security Instrument and without notice to Assignor, if an Event of Default has occurred and is continuing. Notwithstanding the foregoing, this license does not include the right to receive or use Insurance Proceeds or any Condemnation Proceeds, each as defined in and governed by the Loan Agreement.

Section 7.          Entry by Assignee and Receiver. During any period that an Event of Default exists: (i) Assignee is authorized either in person or by agent, with or without bringing any action or proceeding or having a receiver appointed by a court, (a) to enter upon, take possession of, manage and operate the Property and collect the Income, and (b) to make, enforce, modify, and accept the surrender of the Leases. (ii) Assignee is authorized to take these actions either with or without taking possession of the Property. (iii) In connection with this entry, Assignor authorizes Assignee to perform all acts necessary for the operation and maintenance of the Property. (iv) Assignee may sue for or otherwise collect all Income, including those past due and unpaid, and apply the Income, less costs and expenses of operation and collection, including reasonable attorneys’ fees, to the indebtedness secured by the Security Instrument in such order as Assignee may determine. Assignee’s exercise of its rights under this Section shall not be deemed to cure or waive any breach of any covenant of the Loan Documents or any Event of Default.

4	ASSIGNMENT OF LEASES

Section 8.          Indemnification. Assignor shall indemnify Assignee and MetLife HCMJV 1, LP, and their respective affiliates, partners and participants, and the officers, directors, agents, employees of each of them, and the successors and assigns of each of them against and hold it harmless from any and all liability, claims, loss or damage which it may incur under the Leases or under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such liability, claim, loss or damage caused by Assignee’s gross negligence or willful misconduct.

Section 9.          Mortgagee in Possession. To the fullest extent permitted by law, neither the assignment of Leases and Income to Assignee nor the exercise by Assignee of any of its rights or remedies under this Agreement, including without limitation, the entering into possession or the appointment of a receiver, shall be deemed to make Assignee a “mortgagee-in-possession” or otherwise liable with respect to the Property. Although Assignee has the right to do so, it shall not be obligated to perform any obligation under the Leases by reason of this Agreement. To the fullest extent permitted by law, neither this Agreement nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligation or liability under any of the Leases.

Section 10.         Reconveyance and Termination. Upon the payment in full of the Loan, as evidenced by the recording of a satisfaction or reconveyance of the Security Instrument, this Agreement shall be void and of no effect.

Section 11.         Tenants Entitled to Rely on Assignee’s Requests. Assignor irrevocably authorizes and directs the tenants and their successors, upon receipt of any written request of Assignee stating that an Event of Default exists, to pay to Assignee the Income due and to become due under the Leases. Assignor agrees that the tenants shall have the right to rely upon any such statement without any obligation to inquire as to whether any Event of Default actually exists and regardless of any claim of Assignor to the contrary. Assignor agrees that it shall have no claim against the tenants for any Income paid by the tenants to Assignee.

Section 12.         Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of and be enforceable by Assignee, its successors and assigns. If more than one person, corporation, partnership or other entity shall execute this Agreement, then the obligations of the parties executing the Agreement shall be joint and several.

Section 13.         Notices. All notices pursuant to this Agreement shall be given in accordance with the Notice provision of the Loan Agreement, which is incorporated into this Agreement by this reference.

Section 14.         Governing Law. This Agreement shall be governed and construed by the laws of the State in which the Property is located.

5	ASSIGNMENT OF LEASES

Section 15.         Miscellaneous. This Agreement may be modified, amended, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such modification, amendment, waiver, or termination is sought. No failure or delay in exercising any rights provided hereunder shall constitute a waiver of any default or Event of Default. Assignor, at its expense, will execute all documents and take all action that Assignee from time to time may reasonably request to preserve and protect the rights provided under this Agreement. The headings in this Agreement are for convenience of reference only and shall not expand, limit or otherwise affect the meanings of the provisions. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one document.

Section 16.         Liability of Assignor. The obligations of Assignor under this Agreement are subject to the limitations on recourse set forth in Section 12.20 of the Loan Agreement.

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6	ASSIGNMENT OF LEASES

IN WITNESS WHEREOF, THIS ASSIGNMENT OF LEASES has been executed by Assignor as of the Execution Date.

ASSIGNOR:

Signed, sealed and	BR ROSWELL, LLC,
delivered in the	a Delaware limited liability company
presence of:
	By:	/s/ Jordan Ruddy
/s/ Illegible Signature	Name:	Jordan Ruddy
Unofficial Witness	Title:	Authorized Signatory

/s/ Dale Pozzi
Notary Public
Commission Expiration Date: 1/28/2017

[Notarial Seal]

Signature Page

ASSIGNMENT OF LEASES

EXHIBIT A

DESCRIPTION OF LAND

All that tract or parcel of land lying and being in Land Lot 426 of the 1st District, 2nd Section, City of Roswell, Fulton County Georgia and being more particularly described as follows:

To Reach the TRUE POINT OF BEGINNING commence at a nail found on the northerly mitered intersection of the northerly Right of Way of Norcross Street (Variable R/W) and the easterly Right of Way of Frazier Street (Variable R/W); thence running along the easterly Right of Way of Frazier Street (Variable R/W) North 01° 09' 00" East a distance of 97.50 feet to a 1/2” rebar found; thence South 87º 25' 18” East a distance of 1.98 feet to the TRUE POINT OF BEGINNING, from point thus established and running along said Right of Way North 00° 49' 41" East a distance of 618.33 feet to an iron pin set; thence leaving said Right of Way South 88° 59' 39" East a distance of 572.40 feet to an iron pin set; thence South 01° 09' 56" East a distance of 306.45 feet to a 1/2” rebar found; thence North 82° 18' 10" East a distance of 85.64 feet to a 1/2" rebar and cap found; thence North 86° 44' 06" East a distance of 78.09 feet to 1” open top pipe found; thence South 06° 05' 06" West a distance of 399.71 feet to an iron pin set on the northerly Right of Way of Norcross Street (Variable R/W); thence running along said Right of Way the following courses: South 89° 19' 52" West a distance of 42.30 feet to a point; thence running along a curve to the left an arc length of 36.20 feet, (said curve having a radius of 319.00 feet, with a chord bearing of South 86° 04' 49" West, and a chord length of 36.18 feet) to a point; thence along a curve to the right an arc length of 61.20 feet, (said curve having a radius of 1111.26 feet, with a chord bearing of South 84° 24' 25" West, and a chord length of 61.19 feet) to a point; thence along a curve to the right an arc length of 120.72 feet, (said curve having a radius of 1388.01 feet, with a chord bearing of South 87° 43' 38" West, and a chord length of 120.68 feet) to a point; thence North 88° 28' 06" West a distance of 74.44 feet to a point; thence running along a curve to the left an arc length of 29.61 feet, (said curve having a radius of 16313.25 feet, with a chord bearing of North 88° 37' 21" West, and a chord length of 29.61 feet) to a point; thence North 89° 02' 19" West a distance of 91.10 feet to a point; thence running along a curve to the left an arc length of 29.01 feet, (said curve having a radius of 219.00 feet, with a chord bearing of South 87° 10' 01" West, and a chord length of 28.99 feet) to a point; thence South 82° 44' 08" West a distance of 35.47 feet to a point; thence leaving said Right of Way North 00° 23' 37" East a distance of 101.05 feet to a 1/2” rebar found; thence North 86° 37' 42" West a distance of 98.14 feet to a 1/2" rebar found; thence South 00° 26' 40" West a distance of 15.82 feet to a 1/2" rebar found; thence North 87° 25' 18" West a distance of 91.52 feet to the TRUE POINT OF BEGINNING. Said tract contains 10.280 Acres (447,775 Square Feet).

TOGETHER WITH all easements appurtenant to the above described parcel as set forth in that certain Drainage Easement Agreement dated November 14, 2013 among Roswell Commons Group, L.P., Habitat for Humanity of North Fulton, Inc., Norcross Village Homeowners Association, Inc., Roswell Landings Condominium Association, Inc. and Liberty Lofts and Townhomes Association, Inc., filed November 18, 2013, recorded in Deed Book 53351, page 14, Fulton County, Georgia records.

Exhibit A

ASSIGNMENT OF LEASES